UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2024

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	83-1833607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460596 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Term Sheet

On March 20, 2024, MGO Global Inc., a Delaware corporation, (the “Company”), MGOTEAM 1 LLC, a wholly owned subsidiary of the Company, (“MGO LLC”) entered into a term sheet (the “Term Sheet”) with Centric Brands LLC (“Centric”), providing for the terms and conditions for MGO LLC to assign and Centric to assume the Trademark License Agreement (“License Agreement”), dated November 20, 2021, between Leo Messi Management SL (“LMM”) and MGO LLC. Pursuant to the Term Sheet, the parties agreed to an assignment by MGO LLC and assumption by Centric of: (i) all rights and obligations pursuant to the License Agreement from the effective date of the assignment through the current term of the License Agreement (December 31, 2024); and (ii) the Messi Store website located at www.themessistore.com (the “Messi Store”) and any social media accounts with X Corp. (f/k/a Twitter), Facebook, Instagram, Tik Tok and other social media companies and all related content, including without limitation any such accounts with the handle @themessistore (“Social Media”). Centric agreed to pay MGO LLC cash consideration of $2,000,000 and assume MGO’s Minimum Guaranteed Amounts (as defined in the License Agreement) having due dates in 2024. The consummation of the transactions set forth in the Term sheet was conditioned upon the execution by MGO LLC, LMM and Centric of the Deed (as defined below).

Deed of Novation, Assignment and Assumption

On March 21, 2024, MGO LLC, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGO LLC to assign all of its rights and obligations under the License Agreement to Centric, and the agreement by Centric to assume all of MGO LLC’s rights and obligations in respect of the License Agreement with effect on and from March 21, 2024.

More specifically, in accordance with the Deed, MGO LLC assigned to Centric all ownership of, and rights and benefits in and to the License Agreement, together with any and all collateral material used or useful in the exploitation of the rights granted under the License Agreement until the Expiration Date and the applicable sell-off period. This includes, non-exhaustively and without limitations, the (i) design files in illustrator/jpeg formats; (ii) tech packs; and (iii) email customer list and website sales and visitor data. Further, effective no later than March 30, 2024, or such other date as may be agreed by MGO LLC and Centric, Centric undertakes to take over The Messi Store, owned by LMM, and continue its operations. Centric warrants that it will keep downtime during the transfer of the domain to a minimum, maintain substantially all of the current functionality of The Messi Store, replace shipping and logistics, and continue the sale of merchandise. All costs associated and liabilities with the transfer of The Messi Store following such transfer and its future operation are assumed by Centric. Until the date of such transfer, MGO LLC will continue to operate The Messi Store. MGO LLC will have no further obligation to pay any Minimum Guaranteed Amount or make any other royalty payments under the License Agreement.

The foregoing descriptions of the License Agreement, the Term Sheet and the Deed are not complete and are qualified in their entirety by reference to the full text thereof, filed herewith as Exhibits 10.1 and 10.2 and 10.3, respectively to this Current Report on Form 8-K, and incorporated by reference in this Item 1.01.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.01.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1*	Trademark License Agreement between MGOTEAM 1 LLC and Leo Messi Management SL dated November 20, 2021

10.2	Term Sheet between MGOTEAM 1 LLC, MGO Global Inc. and Centric Brands LLC, dated March 20, 2024

10.3	Deed of Novation, Assignment and Assumption between MGOTEAM 1 LLC, Centric Brands LLC and Agreed to and Accepted by Leo Messi Management SL, dated March 21, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-268484), filed with the SEC on December 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer